Separation Agreement

This Separation Agreement (this "**Agreement**") is entered into effective as of October 22, 2014, by Carole Ben-Maimon, M.D. (the "**Executive**"), on the one hand, and Impax Laboratories, Inc. and its subsidiaries and affiliates (collectively, the "**Company**"), on the other hand (the Executive and the Company are referred to collectively as the "**Parties**"). Defined terms used but not defined herein shall have the same meaning as set forth in the Employment Agreement between the Executive and the Company dated November 7, 2011, as amended ("**Employment Agreement**").

1. Confirmation of Retirement. The Company and the Executive agree that the Executive shall retire from the Company as its President, Generic Products Division (Global Pharmaceuticals) as of 5:00 p.m. EST on November 3, 2014 (the "**Retirement Date**"). This Agreement sets forth the payments, benefits, and other terms and conditions that the Company will provide to the Executive in connection with her retirement.

2. Resignation. Effective as of the Retirement Date, the Executive hereby resigns as an officer of the Company and all of its subsidiaries and affiliates and from any employee, trustee, committee, fiduciary or officer positions held with the Company, or any of its subsidiaries or affiliates, or will do so from any other entities at the direction or request of the Company. The Executive agrees to promptly execute and deliver such other documents as the Company shall reasonably request to evidence such resignations. The Executive acknowledges and agrees that: (a) the Retirement Date will be the date of termination of the Executive's employment for all purposes, including for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company (except as provided in Section 3(d)), (b) the Company shall not have any obligation to rehire the Executive, nor shall the Company have any obligation to consider her for employment after the Retirement Date and (c) the Company's refusal to employ the Executive in any future capacity after the Retirement Date will not subject the Company to liability on any grounds.

3. Termination Benefits. If, after the Retirement Date, the Executive executes, delivers and does not revoke the release of claims against the Company attached hereto as **Exhibit A** (the "**Release**") within the time set forth in Section 10 below and Section 7 of the Release, and if at all times the Executive complies with the provisions of this Agreement, Section 7 of the Employment Agreement and the Employee Invention and Proprietary Information Agreement (the "**Invention Agreement**", together with the obligations hereunder and under Section 7 of the Employment Agreement, the "**Continuing Covenants**"), then the Executive will be entitled, subject to the terms and conditions set forth below and in the applicable plan documents, to the payments and benefits set forth in this Section 3 (collectively the "**Termination Benefits**"), which together satisfy in full the Company's obligations with respect to payments and benefits under the Employment Agreement or otherwise:

a. Separation Pay: The Company shall pay the Executive $755,413.50, which the Parties acknowledge constitutes one and a half (1.5) times the Executive's base salary as in effect on the date of this Agreement (the "**Separation Pay**"), paid in substantially equal installments on the Company's normal payroll dates for a period of 12 consecutive months commencing from the Retirement Date in accordance with the normal payroll practice of the Company, with each payment deemed to be a separate

payment for purposes of Code Section 409A, *provided, however*, that the first payment shall be made on the next normal payroll day following the 60th day after the Retirement Date, which first payment shall include amounts otherwise due and payable under this Section 3(a) on or before such date.

b. Separation Bonus: The Company shall pay the Executive $487,263.45, which the Parties acknowledge represents one and a half (1.5) times the average of the Executive's target bonus received for each fiscal year completed since September 6, 2011 (the "**Separation Bonus**"), paid in substantially equal installments on the Company's normal payroll dates for a period of 12 consecutive months commencing from the Retirement Date in accordance with the normal payroll practice of the Company, with each payment deemed to be a separate payment for purposes of Code Section 409A , *provided, however*, that the first payment shall be made on the next normal payroll day following the 60th day after the Retirement Date, which first payment shall include amounts otherwise due and payable under this Section 3(b) on or before such date.

c. 2014 Target Bonus: The Company shall pay the Executive's full Target Bonus for fiscal year 2014 based solely on the Company's actual results against the Company's goals for the full fiscal year, as determined in good faith by the Board. Any such bonus that becomes payable under this Section 3(c) shall be paid at the same time related bonuses are paid to the Company's continuing executive employees.

d. Benefits; COBRA: The Company will provide the Executive with information regarding eligibility to continue medical, dental, and vision benefits under the Consolidated Omnibus Budget Reconciliation Act, as amended ("**COBRA**"), in accordance with its terms. If the Executive timely and effectively elects under COBRA to continue medical, dental and/or vision benefit coverage after the Retirement Date under COBRA, then the Company shall pay, or reimburse the Executive for, the Executive's COBRA premiums for coverage of the Executive and the Executive's covered dependents until the earlier of (x) the second anniversary of the Retirement Date or (y) the date the Executive and the Executive's dependents cease to be eligible for COBRA coverage (the "**Benefits Continuation Period**").

e. Equity Awards: The Company shall (i) accelerate the vesting of each stock option and restricted stock award held by the Executive as of the Retirement Date by that number of shares that otherwise would have vested had the Executive remained continuously employed until the first anniversary of the Retirement Date, as set forth on Table 1 of **Exhibit B,** and (ii) amend each vested (after taking into account the acceleration described in clause (i) of this Section 3(e)) and unexpired stock option held by the Executive as of the Retirement Date, as set forth in Table 2 of **Exhibit B,** to provide that such vested option shall remain exercisable until the earliest of (x) the original expiration date of such stock option, (y) the date of a change in control of the Company or (z) the first anniversary of the Retirement Date. All stock options and shares of restricted stock shall otherwise remain subject in all respects to the restrictions of the applicable stock option grant or stock bonus award agreements between the Executive and the Company and the Amended and Restated 2002 Equity Incentive Plan. Notwithstanding the foregoing, all unvested stock options and unvested shares of

restricted stock held by the Executive as of the Retirement Date (after giving effect to the accelerated vesting under clause (i) of this Section 3(e)) shall terminate and be forfeited as of the Retirement Date.

f. Any changes to the terms and conditions of the Company's benefit plans that apply generally to employees shall also apply to the Executive and her entitlement under this Agreement (e.g., changes to the premiums, changes to coverage, changes in insurers, changes to the equity incentive plans, etc.) at the time of such application to such employees.

g. All payments made to the Executive pursuant to this Section 3 and Section 4 below shall be subject to all applicable or required deductions, taxes, and withholdings.

4. Amounts and Benefits. Notwithstanding anything herein to the contrary, the Company shall pay the Executive the Amounts and Benefits (as defined in Section 5.4.1 of the Employment Agreement), which Amounts and Benefits shall not be subject to the Executive's execution of the Release. For the purposes of clarity, the Amounts and Benefits include vested amounts payable pursuant to the Deferred Compensation Plan.

5. Tax Liability. Although the Company shall make applicable tax withholdings from the Termination Benefits, the Amounts and Benefits and/or any other payments or benefits referenced in this Agreement, the Executive acknowledges and agrees that any and all tax liability, penalties and interest (including under Code Section 409A), if any, which may become due from the Executive or are assessed against the Executive because of the Termination Benefits or the Amounts and Benefits, and/or any other payments or benefits referenced in this Agreement are the Executive's sole responsibility, and the Executive will timely pay any such taxes, penalties and interest. The Executive shall indemnify and hold harmless the Company from any tax, tax penalty, interest, attorneys' fees or other costs related to the failure by the Executive to pay any tax liability assessed against the Executive, including under Code Section 409A because of the payment of the Termination Benefits, the Amounts and Benefits, and/or any other payments or benefits referenced in this Agreement.

6. Transition; Other Agreements. The parties further agree that:

a. Each of the Company and the Executive shall use their respective reasonable commercial efforts from the date hereof through the Retirement Date to cooperate with each other in good faith to facilitate a smooth transition of the Executive's duties to other employees of the Company.

b. Subject to the Executive's other business pursuits, including other employment, the Executive agrees to cooperate fully and promptly with the Company during the three month period immediately following the Retirement Date to provide reasonably requested services to help facilitate a smooth transition of the Executive's duties to other employees of the Company, provided that, unless otherwise mutually agreed in writing between the Parties, the Executive shall not be required to devote more than ten hours of the Executive's business time in any calendar month to providing such transition services.

c. Subject to the Executive's other business pursuits, including other employment, the Executive agrees to cooperate fully and promptly with the Company in its efforts to prosecute or defend itself against any claim, suit, demand or cause of action; provided that the Company shall be responsible for any reasonable and documented out-of-pocket costs or expenses associated with such cooperation including reasonable attorney's fees. The Company shall indemnify and hold harmless the Executive and her heirs and representatives as, and to the extent, provided in the Company's by-laws. The Company shall also cover the Executive under the Company's directors' and officers' liability insurance on the same basis as it covers other senior executive officers and directors of the Company.

d. Any personal expenses incurred by the Company on the Executive's behalf shall promptly be reimbursed by the Executive upon presentation by the Company.

e. On or before the Retirement Date, the Executive agrees to turn over to the Company any and all property, tangible or intangible, relating to its business, which she possessed or had control over at any time (including, but not limited to, Company-provided credit cards, building or office access cards, keys, computer or other business equipment, manuals, files, documents, records, software, employee database and other data), and that she shall not retain any copies, compilations, extracts, excerpts, summaries or other notes of any such manuals, files, documents, records, software, customer or employee database or other data files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which she had in her possession, custody or control, including any computers, cellular phones, smart phones or similar business equipment.

7. Continuing Covenants. Notwithstanding any other provisions of this Agreement, the Executive remains, and after the Retirement Date will remain, subject to the provisions of Section 7 of the Employment Agreement and the Invention Agreement, both of which shall remain in full force and effect for the periods set forth therein and are deemed part of this Agreement. Any action for injunctive relief brought for claims arising out of Section 7 of the Employment Agreement or the Invention Agreement, as well as any related claims for trade secret misappropriation, breach of fiduciary duty, unfair competition, or other related business tort claims, shall be brought exclusively in Delaware state court or Delaware federal court. The Executive shall submit to and accept the exclusive jurisdiction of such suit, legal action, or proceeding in Delaware state court or Delaware federal court. The Executive accepts personal jurisdiction in Delaware and agrees not challenge the mandatory Delaware forum on any grounds whatsoever, including lack of jurisdiction or *forum non-conveniens*.

8. Heirs and Assigns. The terms of this Agreement are binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

9. Miscellaneous.

a. Governing Law. This Agreement is, and disputes arising under it are, governed by the laws of the State of Delaware without regard to the principles of conflicts of law that would apply the laws of another jurisdiction.

b. Severability. Each provision in this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision is ineffective to the extent of such prohibition or invalidity, without prohibiting or invalidating the remainder of the such provision or the remainder of this Agreement.

c. Entire Agreement. This Agreement constitutes the entire agreement and complete understanding of the Parties with regard to the matters set forth herein and, except as otherwise set forth in this Agreement, supersedes any and all agreements (including without limitation the Employment Agreement), understandings, and discussions, whether written or oral, between the Parties with regard to such matters. No other promises or agreements are binding unless in writing and signed by each of the Parties after the date hereof. Should any provision of this Agreement require interpretation or construction, the entity interpreting or construing this Agreement should not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the Party who prepared the document.

d. Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile or electronic transmission shall be deemed an original executed counterpart.

10. Effective Time of Release. For the Release to be valid, the Executive must sign the Release as provided in this Section 10 and Section 7 of the Release and deliver it to the Company as provided in Section 12 of this Agreement on or before the later of (i) the 21st day following the Executive's receipt of the Release or (ii) the next day after the Retirement Date. In no event may the Executive execute the Release on or prior to the Retirement Date. After executing the Release, the Executive will have seven calendar days (the **"Revocation Period"**) to revoke the Release by indicating her desire to do so in writing delivered to the Company as provided in Section 12 of this Agreement by no later than 11:59 p.m. EST on the seventh calendar day following the date on which she executes and delivers the Release. The effective date of the Release shall be the eighth day after the Executive executes and delivers the Release. If the Executive does not timely execute and deliver the Release or exercises her right to revoke hereunder, she shall forfeit her right to receive any of the Termination Benefits set forth in Section 3 above and any other payments or benefits referenced in the Agreement with the sole exception of the Amounts and Benefits, and to the extent such Termination Benefits have already been provided, the Executive shall immediately reimburse the Company for the amounts of such payment.

11. Confidentiality. The provisions of this Agreement shall be held in strictest confidence by the Executive. The Executive shall not publicize or disclose it in any manner whatsoever; other than in confidence to her immediate family, attorney, accountant, tax preparer and financial advisor and the Executive may also disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

12. Notices. All notices or communications hereunder shall be in writing, and shall be addressed and delivered as follows (or to such other address as either Party may have furnished to the other in writing by like notice): (a) to the Company: Impax Laboratories, Inc., 31047 Genstar Road, Hayward, CA 94544, Attn: Senior Vice President, General Counsel (Fax

Number: 510-240-6096) , and (b) to the Executive at the address last provided in the Company's payroll records. All such notices and/or communications shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon sending by the sender of such transmission, (iii) if sent by overnight courier, the date deposited with the overnight courier, or (iv) if sent by registered or certified mail, postage prepaid, return receipt requested, on the date on which such notice or correspondence is mailed.

13. Breach of Agreement. If the Executive violates any of her obligations under this Agreement, including her obligations under Section 7 of the Employment Agreement and the Invention Agreement, then the Company may at its option terminate the Executive's rights to any and all Termination Benefits under Section 3 or any other payments or benefits referenced in this Agreement (with the sole exception of the Amounts and Benefits); *provided, however*, the Company may, in addition to any other rights it may have and in accordance with applicable law, demand a monetary payment equal to all Termination Benefits and other payments and benefits received by the Executive or any other payments or benefits referenced in this Agreement (with the sole exception of the Amounts and Benefits) and the Executive agrees to make such payment promptly upon such demand.

14. Dispute Resolution. Except as otherwise set forth herein, the Parties hereby agree that any and all claims, disputes, demands, or controversies of any nature whatsoever arising out of, or relating to, this Agreement, or its interpretation, enforcement, breach, performance or execution, the Executive's employment with the Company, or the termination of such employment, including but not limited to any statutory claims, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in Delaware in accordance with the Employment Arbitration Rules and Procedures of the American Arbitration Association then in effect (available at www.adr.org). The Parties shall be permitted to conduct discovery as allowed under the Federal Code of Civil Procedure. The decision of the arbitrator will be final and binding upon the parties thereto. Judgment may be entered on the arbitrator's award in any court having jurisdiction. In connection with any such arbitration and regardless of outcome: (a) each party shall bear its own costs and expenses, including without limitation its own legal fees and expenses, and (b) joint expenses shall be born equally among the parties. EACH PARTY WAIVES ITS RIGHT TO TRIAL BY JURY. Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration, including but not limited to injunctive relief sought pursuant to Section 7 of this Agreement.

[Signature Page Follows]

Dated: Oct 22, 2014

Carole Ben-Maimon, M.D.

Dated: 10/22/14

G. Frederick Wilkinson
President and Chief Executive Officer
Impax Laboratories, Inc.

EXHIBIT A

GENERAL RELEASE AND WAIVER

This General Release and Waiver (this "**Release**") is entered into on _______ __, 2014, by Carole Ben-Maimon, M.D. (the "**Executive**"), on the one hand, and Impax Laboratories, Inc. and its subsidiaries and affiliates (collectively, the "**Company**"), on the other hand (the Executive and the Company are referred to collectively as the "**Parties**"). Defined terms used but not defined herein shall have the same meaning as set forth in the Separation Agreement between the Executive and the Company dated October 22, 2014 ("**Separation Agreement**").

1. General Release and Waiver. In consideration of the Termination Benefits and/or any other payments or benefits referenced in the Separation Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Executive for herself and for her heirs, executors, administrators, trustees and legal representatives, and their respective successors and assigns (collectively, the "**Releasors**"), hereby releases, remises, and acquits the Company and its subsidiaries and affiliates and all of their respective past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of their respective assets, employee benefit plans or funds, or past and/or present directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, investors, employees, legal representatives, agents or counsel, and their respective successors and assigns, whether acting on behalf of the Company or its subsidiaries or affiliates or, in their individual capacities (collectively, the "**Releasees**" and each a "**Releasee**") from any and all claims, known or unknown, which the Releasors have or may have against any Releasee arising on or prior to the date that the Executive executes this Release and any and all liability which any such Releasee may have to the Releasors, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to (a) any claim under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law), the Uniform Trade Secrets Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, all as amended; (b) any and all claims arising from or relating to the Executive's employment relationship with Company and her service relationship as an officer or director of the Company or any of its subsidiaries or affiliates, or as a result of the termination of such relationships; (c) all claims related to the Executive's compensation or benefits from the Company or the Releasees, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or the Releasees; (d) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (e) all tort claims, including claims for fraud, defamation, privacy rights, emotional distress, and discharge in violation of public policy; and (f) all federal, state (including but not limited to the States of Delaware, California and Pennsylvania), and local statutory or constitutional claims, including claims for compensation, discrimination, harassment,

whistleblower protection, retaliation, attorneys' fees, costs, disbursements, or other claims (referred to collectively as the "**Released Claims**").

Executive acknowledges that there is a risk that subsequent to the execution of this Release, Executive may incur or suffer damage, loss or injury to persons or property that is in some way caused by or connected with Executive's employment or the termination thereof, but that is unknown or unanticipated at the time of the execution of this Release. Executive does hereby specifically assume such risk and agrees that this Release shall apply to all unknown or unanticipated results of any and all matters caused by or connected with Executive's employment or the termination thereof, as well as those currently known or anticipated.

Executive hereby expressly waives any rights Executive may have under any statutes or common law principles which limit the ability of a party to release another party from claims, where the releasing party does not know of the existence of such claims or grounds for such claims, or does not suspect that such claims or grounds for such claims may exist or arise, at the time the release is executed.

Notwithstanding the foregoing, this Release does not release claims that cannot be released as a matter of law, or the right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission ("**EEOC**"), or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company. However, by executing this Release, the Executive hereby waives the right to monetary recovery, no matter how denominated, including, but not limited to, wages, back pay, front pay, compensatory damages or punitive damages, in any proceeding the Executive may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on the Executive's behalf.

In addition, this Release shall not apply to (i) the Executive's rights to indemnification from the Company, if any, or rights, if any, to be covered under any applicable insurance policy with respect to any liability the Executive incurred or might incur as an employee, officer or director of the Company including, without limitation, the Executive's rights under Section 8 of the Employment Agreement; or (ii) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive, on the one hand, and Company or any other Releasee, on the other hand, are jointly liable.

2. Acknowledgement of Payments Provided. The Termination Benefits together with the Amounts and Benefits (as defined in Section 5.4.1 of the Employment Agreement), including vested amounts payable pursuant to the terms of Impax Laboratories, Inc. Executive Non-Qualified Deferred Compensation Plan, are the sole wages, payments, stock, stock options, insurance, benefits and monies to which the Executive is entitled, under the Employment Agreement or otherwise, and that no other wages, payments, stock, stock options, insurance, benefits or other monies of any nature are due from the Company. The Termination Benefits exceed any wages, payments, stock, stock options, insurance, benefit, or other thing of value to which the Executive might otherwise be entitled under any policy, plan or procedure of the Company and/or any other agreement between the Executive and the Company. The Company

has paid the Executive's final wages (including any accrued, unused Paid Time Off) and all other Amounts and Benefits in full (other than vested amounts deferred pursuant to the terms of Impax Laboratories, Inc. Executive Non-Qualified Deferred Compensation Plan that are not due to the Executive as of the Retirement Date) and that the Executive has submitted and been reimbursed in full for all reasonable and necessary business expenses incurred through the Retirement Date.

3. No Claims. The Executive represents that there are no claims or actions currently filed or pending relating to the subject matter of the Release, the Separation Agreement, the Employment Agreement, or any Released Claims. The Executive shall not file or permit to be filed on the Executive's behalf any such claims or actions. The Executive hereby requests all administrative agencies having jurisdiction over employment and labor law matters and courts to honor the Executive's release of claims under this Release. Should the Company ever request the Executive to execute any administrative dismissal forms, the Executive shall immediately execute the form and return it to the Company. Should the Executive file any claim or action relating to the subject matter of this Release, the Employment Agreement, the Separation Agreement or any Released Claims, such filing shall be considered an intentional breach of the Release and the Executive will be liable for the Company's damages and costs, including without limitation, the amount of any Termination Benefits paid to the Executive, and in addition the Company will retain the right to pursue any other remedy available to it under law and equity. The Executive further represents that the Executive has not failed to report any work-related occupational injuries or diseases arising out of or in the course of employment with the Company.

4. No Admission. This Release does not constitute an admission of liability or wrongdoing of any kind by the Company or any other Releasee. This Release is not intended, and shall not be construed, as an admission that any Releasee has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against any Releasor.

5. Heirs and Assigns. The terms of this Release are binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

6. Miscellaneous. This Release will be construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law. If any provision of this Release is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions will be enforced to the maximum extent possible. Should any provision of this Release require interpretation or construction, it is agreed by the Parties that the entity interpreting or constructing this Release shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the Party who prepared the document. The Parties agree to bear their own attorneys' fees and costs with respect to this Release.

7. Knowing and Voluntary Waiver. The Executive: (a) has carefully read this Release in its entirety; (b) has had an opportunity to consider it for at least 21 calendar days; (c) is hereby advised by the Company in writing to consult with an attorney of her choosing in connection with this Release; (d) fully understands the significance of all of the terms and conditions of this Release and has discussed them with her independent legal counsel, or had a

reasonable opportunity to do so; (e) has had answered to her satisfaction any questions she has asked with regard to the meaning and significance of any of the provisions of this Release and has not relied on any statements or explanations made by any Releasee or their counsel;
(f) understands that she has seven calendar days in which to revoke this Release (as described in the Separation Agreement) after signing it and (g) is signing this Release voluntarily and of her own free will and agrees to abide by all the terms and conditions contained herein.

8. Return of Company Property. The Executive represents that she has made a diligent search for any Company property in her possession or control and that she has returned all such property to the Company.

9. Counterparts. This Release may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile or electronic transmission shall be deemed an original executed counterpart.

[Signature Page Follows]

Dated:

Carole Ben-Maimon, M.D.

Dated:

G. Frederick Wilkinson
President and Chief Executive Officer
Impax Laboratories, Inc.